EXHIBIT 8
July 7, 2009
Berkshire Hathaway Finance Corporation
3555 Farnam Street
Omaha, Nebraska 68131
Berkshire Hathaway Inc.
3555 Farnam Street
Omaha, Nebraska 68131
Ladies and Gentlemen:
               We have acted as special counsel to Berkshire Hathaway Finance Corporation, a Delaware corporation (“BHFC”), and Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of (i) $250,000,000 aggregate principal amount of 5.40% Senior Notes due 2018, unconditionally guaranteed by Berkshire (the “5.40% Exchange Notes”), to be offered by BHFC in exchange for a like principal amount of its issued and outstanding 5.40% Senior Notes due 2018, unconditionally guaranteed by Berkshire, issued on January 20, 2009 (the “5.40% Outstanding Notes”), and (ii) $1,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2012, unconditionally guaranteed by Berkshire (the “4.000% Exchange Notes”), to be offered by BHFC in exchange for a like principal amount of its issued and outstanding 4.000% Senior Notes due 2012, unconditionally guaranteed by Berkshire, issued on April 2, 2009 and May 28, 2009 (the “4.000% Outstanding Notes”).
               We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the sections of the Registration Statement captioned “Material United States Federal Income Tax Consequences,” to the extent that such statements constitute statements of law, reflect our opinion of the material federal income tax consequences regarding the exchange of (i) 5.40% Outstanding Notes for 5.40% Exchange Notes and (ii) 4.000% Outstanding Notes for 4.000% Exchange Notes. No opinion is expressed on matters other than those specifically referred to herein.
               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading “Material United States Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and regulations of the Commission issued thereunder.
Very truly yours,
/s/ Munger, Tolles & Olson LLP
Munger, Tolles & Olson LLP